Exhibit 10.14

Bioventus Inc.

4721 Emperor Boulevard, Suite 100

Durham, NC 27703

[     ], 2016

Smith & Nephew, Inc.

7135 Goodlett Farms

Cordova, TN 38106

Re:	Continuation of Product Partnership ROFN

Reference is made to the Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Bioventus LLC (the “LLC”) dated as of May 4, 2012 among the LLC, Smith & Nephew, Inc., a Delaware corporation (“S&N”), Beluga I, Inc., a Delaware corporation, Beluga II, Inc., a Delaware corporation, Beluga III, Inc., a Delaware corporation, Beluga IV, Inc., a Delaware corporation, Beluga V, Inc., a Delaware corporation, Beluga VI, Inc., a Delaware corporation, Beluga VII, Inc., a Delaware corporation, Beluga VII-A, Inc., a Delaware corporation, Beluga VIII, Inc., a Delaware corporation, Mark A. Augusti and each other Member listed on the signature pages hereto from time to time. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Pursuant to Section 9.04(b) of the Agreement, S&N is entitled to certain rights (the “Product Partnership ROFN”) with respect to New Product Partnerships of the LLC until the earlier to occur of certain specified events. In connection with the consummation of an Initial Public Offering, Bioventus Inc., a Delaware corporation (“Bioventus”), will become the sole managing member of the LLC, and S&N and Bioventus desire to enter into this letter agreement to provide for the continuation of the Product Partnership ROFN in accordance with the terms of the Agreement and as set forth herein (for the avoidance of doubt, notwithstanding that the Agreement will be amended, restated and superseded in connection with the Initial Public Offering). In furtherance of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Until the earlier of (i) May 4, 2019, (ii) the first anniversary of the consummation of a Company Sale and (iii) the six month anniversary of a Competitor Change of Control of S&N, neither Bioventus nor any of its Subsidiaries shall, directly or indirectly, solicit, negotiate, encourage or otherwise discuss or agree with any Person (other than S&N and its Affiliates) or enter into any agreement, arrangement or understanding (whether or not binding) with respect to, a New Product Partnership unless and until Bioventus or such Subsidiary has (A) notified S&N in writing of its desire to enter into such New Product Partnership, (B) provided S&N with the opportunity to negotiate with Bioventus or such Subsidiary on an exclusive basis for 60 days after the date of such notice regarding the entry by S&N into such New Product Partnership with Bioventus or such Subsidiary, and (C) if S&N elects to negotiate as set forth in the preceding clause (B), to negotiate in good faith with S&N regarding such New Product Partnership with S&N.

2.	As used herein, the following terms have the following meanings:

(a)	“Company Sale” means, directly or indirectly, (i) the Transfer of all or substantially all of the assets of Bioventus and its Subsidiaries to a Person or Persons other than S&N or any of its Affiliates, (ii) the merger of Bioventus or the LLC with a Person or Persons other than S&N or any of its Affiliates, which results in such Person or Persons owning a majority of the equity of Bioventus or the LLC, or (iii) the Transfer of more than 50% of the equity interest of Bioventus to any Person or Persons other than S&N or any of its Affiliates.

(b)	“New Product Partnership” means an agreement or other arrangement between Bioventus or any of its Subsidiaries and one or more Persons regarding the development, manufacture, marketing or distribution of a new product.

(c)	“Transfer” means, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, the term “Transfer” includes a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer however structured (whether pursuant to merger, consolidation, business combination or other similar transaction or by operation of law).

3.	For the avoidance of doubt, the LLC shall be deemed to be a Subsidiary of the Company.

4.	The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this letter agreement may not be assigned by either party without the prior written consent of the other party.

5.	Sections 11.08-11.10 and 11.12-11.15 of the Agreement are hereby incorporated by reference herein, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be signed by their respective authorized representatives as of the date first set forth above.

SMITH & NEPHEW, INC.

By:
Name:
Title:

BIOVENTUS INC.

By:
Name:
Title:

[Signature Page to Product Partnership ROFN Side Letter]